EXHIBIT B

                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS










As independent public accountants, we hereby consent to the incorporation by reference of our report dated August 22, 1997 included in this annual report of Southern Electric International, Inc. Savings Plan for Covered Employees on Form 11-K for the year ended December 31, 1995, into the Plan's previously filed Registration Statement No. 33-58371.


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP







Atlanta, Georgia
August 21, 1998